As filed with the Securities and Exchange Commission on June 30, 2006

Registration No. 333-64217

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

Post Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

_____________________________

WHX CORPORATION

Delaware	13-3768097
(State or other jurisdiction of incorporation or organization	(I.R. S. Employer Identification No.)

555 Theodore Fremd Avenue Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

WHX Corporation 1997 Directors Stock Option Plan

1991 Incentive and Nonqualified Stock Option Plan

of Wheeling-Pittsburgh Corporation

Handy & Harman 401(k) Retirement Plan

(Full title of the plan)

Glen Kassan

Vice Chairman and Chief Executive Officer

WHX Corporation

555 Theodore Fremd Avenue

Rye, NY 10580

(Name and address of agent for service)

(914) 925-4413

(Telephone number, including area code, of agent for service)

With a copy to:

Olshan Grundman Frome & Rosenzweig LLP

Park Avenue Tower 65 East 55th Street, New York, New York 10022

(212) 451-2300

Attn: Adam Finerman, Esq.

EXPLANATORY NOTE

On September 24, 1998, WHX Corporation (the “Company”) filed a registration statement on Form S-8 (the “Registration Statement”), File No. 333-64217, with the Securities and Exchange Commission relating to, among other things, the offer and sale of 1,900,000 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) or shares issuable upon the exercise of stock options outstanding, or to be granted, pursuant to the WHX Corporation 1997 Directors Stock Option Plan, the 1991 Incentive and Non-qualified Stock Option Plan of Wheeling-Pittsburgh Corporation and the Handy & Harman 401(k) Retirement Plan (together, the “Plans”).

On July 21, 2005 the Company’s Chapter 11 plan of reorganization (the “Reorganization”) was confirmed by the United States Bankruptcy Court for the Southern District of New York, and became effective on July 29, 2005. On the effective date of the Reorganization, all of the Company’s outstanding securities, including the Common Stock, and options to purchase Common Stock, were deemed cancelled and annulled. Therefore, as of the effective date of the Reorganization, the shares of Common Stock and options to purchase Common Stock issued pursuant to the Plans ceased to exist.

Accordingly, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister under the Securities Act of 1933, as amended, all securities subject to the Plans which were registered pursuant to the Registration Statement.

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of June, 2006.

WHX CORPORATION

(Registrant)

By:	/s/ Robert K. Hynes

Vice President – Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Warren G. Lichtenstein	Chairman of the Board	June 29, 2006
Warren G. Lichtenstein

/s/ Glen M. Kassan	Vice Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 29, 2006
Glen M. Kassan

/s/ Robert K. Hynes	Vice President—Chief Financial Officer (Principal Accounting Officer)	June 29, 2006
Robert K. Hynes

/s/ Josh Schechter	Director	June 29, 2006
Josh Schechter

/s/ John Quicke	Vice President and Director	June 29, 2006
John Quicke

/s/ Jack L. Howard	Director	June 29, 2006
Jack L. Howard

/s/ Garen W. Smith	Director	June 29, 2006
Garen W. Smith

2

/s/ Daniel P. Murphy	Director	June 29, 2006
Daniel P. Murphy

/s/ Louis Klein, Jr.	Director	June 29, 2006
Louis Klein, Jr.

3